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                                                                   EXHIBIT - 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated August 7, 1998, accompanying the financial statements included in the Annual Report of Inland Entertainment Corporation on Form 10-KSB for the year ended June 30, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Inland Entertainment Corporation of Form S-8 (File Nos. 333-19743, effective January 14, 1997, 333-19745, effective January 14, 1997, 333-19747, effective
January 14, 1997 and 333-44179 effective January 13, 1998).

/s/  GRANT THORNTON LLP

Los Angeles, California
September 25, 1998